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EXHIBIT 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 30, 2007, accompanying the consolidated financial statements included in the Annual Report of Voyager Petroleum, Inc. (formerly known as Voyager One, Inc.) on Form 10-KSB for the year ended December 31, 2006, which is incorporated by reference in this Registration Statement on Form S-8. We consent to the incorporation by reference in this Registration Statement on Form S-8 of the aforementioned report.

MENDOZA BERGER & COMPANY LLP

/s/ Mendoza Berger & Company LLP
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December 28, 2007
Irvine, California